Exhibit 8.3

Höegh LNG Partners LP Wessex House, 5th Floor 45 Reid Street Hamilton, HM 12 Bermuda

Oslo, 5 October 2017

Re:	Höegh LNG Partners LP Registration Statement on Form F-3

The undersigned Advokatfirmaet Thommessen AS ("Thommessen") is writing as Norwegian tax counsel to Höegh LNG Partners LP (the "Company"), a Marshall Islands limited partnership in connection with the offer and sale of up to 4,600,000 of the 8.75% Series A Cumulative Redeemable Preferred Units representing limited partner interests in the Company (the "Units"). You have provided us with a prospectus supplement, dated September 28, 2017 (the "Prospectus Supplement") to the prospectus dated November 16, 2016 (the "Prospectus"), forming part of the Registration Statement on Form F-3 (File No. 333-213781) (the "Registration Statement").

This opinion is based upon the factual representations of the Company concerning its business, properties and governing documents as set forth in the Registration Statement.

For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the Registration Statement. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regards to such qualification. Consequently, we do not accept any responsibility whatsoever to any party in the event there are factual inaccuracies in these representations and statements that affect our opinion.

We are opining herein as to the effect on the subject transaction only of the income tax laws of the Kingdom of Norway, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other Norwegian laws, foreign laws, the laws of any state or any other jurisdiction. We hereby confirm that all statements of legal conclusions contained in the discussion in the Prospectus Supplement and the Prospectus under the caption "Non-United States Tax Considerations – Norwegian Tax Consequences" constitute the opinion of Thommessen with respect to the matters set forth therein as of the respective dates of the Prospectus Supplement and the Prospectus, subject to the assumptions, qualifications, and limitations set forth therein. The wording of the discussion, upon which this opinion is based, is for the sake of good order, included as Appendix 1 to this letter. No opinion is expressed as to any matter not discussed therein.

This opinion is rendered to you as of the date hereof, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Norwegian Tax Administration and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations in the Registration Statement may affect the conclusions stated herein.

You should be aware that the practices followed by the Norwegian Tax Administration are not well defined in all areas. Thommessen is therefore not able to guarantee that the Norwegian Tax Administration will concur with this opinion.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent. However, this opinion may be relied upon by you and by persons entitled to rely on it pursuant to applicable provisions of U.S. federal securities law, including persons purchasing Units pursuant to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to a report on Form 6-K of the Company and to the use of our name under the captions “Non-United States Tax Considerations – Norwegian Tax Consequences” in the Prospectus Supplement and the Prospectus. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Units. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours

Advokatfirmaet Thommessen AS

Finn Backer-Grøndahl

Advokat (H)

2

Appendix 1 to Exhibit 8.3

Norwegian Tax Consequences

A company incorporated outside of Norway will be treated as resident in Norway in the event its central management and control is carried out in Norway.

Under the Norwegian Tax Act on Income and Wealth, Non-Norwegian Holders will not be subject to any taxes in Norway on income or profits in respect of the acquisition, holding, disposition or redemption of the Series A Preferred Units of Höegh LNG Partners LP, provided that Höegh LNG Partners LP is not treated as carrying on business in Norway, and the Non-Norwegian Holder is not engaged in a Norwegian trade or business to which the Series A Preferred Units are effectively connected, or if the Non-Norwegian Holder is a resident in a country that has an income tax treaty with Norway, such holder does not have a permanent establishment in Norway to which the Series A Preferred Units are effectively connected.

A Non-Norwegian Holder that carries on a business in Norway through a partnership is subject to Norwegian tax on income derived from the business if managed from Norway or carried on by the Partnership in Norway.

* * *

1